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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement of First USA, Inc. (Form S-8 to be filed on or about June 26, 1996), pertaining to the First USA Deferred Compensation Plan, of our report dated July 19, 1995 with respect to the consolidated financial statements of First USA, Inc., included and incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

Dallas, Texas
June 25, 1996